Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A REGULATION A, TIER 2 OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of ____________________, 2022 by and between the undersigned (the “Subscriber”) and CWS Investments, Inc., a Virginia corporation (the “Company”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain shares (the “Shares”) of Preferred Stock (“Preferred Stock”) of the Company, as more particularly set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular incorporated in the Company’s Form 1-A filed and qualified with the SEC effective _____________________ (the “Offering Circular”).

NOW, THEREFORE, in order to implement the foregoing, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription for Shares.

1.1 Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares, at a price of $10.00 per Share (the “Purchase”), for the aggregate purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

1.2 The offering of Shares is described in the Offering Circular, which is available at www.7einvestments.com, as well as on the EDGAR website of the SEC. Please read this Agreement and the Offering Circular. While they are subject to change, as described below, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records. By signing below, the Subscriber agrees to the terms set forth herein and consents to receive communications relating to the Shares electronically from the Company.

1.3 The Company has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive the Subscriber’s death or disability and shall be binding upon the Subscriber and the Subscriber’s heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.4 Once the Subscriber makes a funding commitment to purchase Shares, such commitment shall be irrevocable until the Shares are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transactions contemplated by this Agreement.

1.5 Upon acceptance of this Subscription by the Company, the Subscriber will become a stockholder of the Company as a holder of non-voting Preferred Stock.

2. Purchase of Shares.

2.1 The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, will submit payment in the amount of the Purchase Price to the Company by certified check, wire transfer, or other immediately available funds drawn on a United States bank in accordance with the banking instructions to be provided to the Subscriber upon execution and delivery of this Agreement to the Company.

2.2 If the Company returns the Subscriber’s Purchase Price to the Subscriber, the Company will not owe or pay any interest to the Subscriber.

2.3 If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Shares, and all other applicable documents or instruments of the Company. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Shares.

2.4 In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription, without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3. Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

3.1 The information that the Subscriber has furnished herein, including, without limitation, the information set forth in the Investor Questionnaire attached hereto as Exhibit A, which has been completed by the Subscriber and submitted herewith to the Company, and any other information furnished by the Subscriber to the Company regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”), which definition is set forth on Exhibit B attached hereto, and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber herein may be fully relied upon by the Company and by any investigating party relying on them. The Subscriber (a) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, which definition is set forth on Exhibit B attached hereto, or (b) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the amount of Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s (i) annual income or net worth (for natural persons), or (ii) revenue or net assets at the most recent fiscal year-end (for non-natural persons). The Subscriber agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the Investor Questionnaire attached hereto as Exhibit A, any other documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act.

3.2 The Subscriber, if an entity, is, and shall at all times while it holds Preferred Stock remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States (or non-U.S. country) of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown on the signature page to this Agreement.

3.3 The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

3.4 At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company or any other person that:

(a) A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b) The past performance or experience on the part of the Company and/or its officers or directors in any way indicates the predictable or probable results of the ownership of the Shares or the overall Company venture.

3.5 The Subscriber has received and reviewed this Agreement and the Offering Circular. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or any affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received regarding the Company and its business to evaluate the merits and risks of this investment, to make an informed investment decision and to protect the Subscriber’s own interests in connection with the Purchase.

3.6 The Subscriber understands that the Shares being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Shares. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.7 The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance can be given that actual results will correspond with the results contemplated by the various forecasts.

3.8 The Subscriber is able to bear the economic risk of an investment in the Shares being purchased and, without limiting the generality of the foregoing, is able to hold the Shares purchased for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

3.9 The Subscriber has had an opportunity to ask questions of the Company or anyone acting on behalf of the Company and to receive answers concerning the terms of this Agreement and the Shares, as well as information about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.10 The Subscriber understands that no state or federal authority in the United States or authority outside the United States has scrutinized the terms of this Agreement or the Shares offered pursuant hereto, has made any finding or determination relating to the fairness of an investment of the Shares, or has recommended or endorsed the Shares, and that the Shares have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.11 The Subscriber is subscribing for and purchasing the Shares without being furnished any offering materials, other than the Offering Circular and this Agreement with the Exhibits hereto, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from the Company or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by the Subscriber or the Subscriber’s advisors.

3.12 The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the address provided to the Company on the signature page hereto. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.13 The Subscriber is subscribing for and purchasing the Shares as a principal and solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

 3.14 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.15 The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). The Subscriber agrees that, if at any time it is discovered that the Company has been or may be found to have violated the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the Purchase or receipt of the Purchase Price, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber’s interest in the Shares. The Subscriber agrees to provide any and all documentation requested by the Company to ensure compliance with the PATRIOT Act or other laws or regulations.

3.16 The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company, and to consult with independent tax advisors regarding the tax consequences of investing in the Company.

3.17 If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that the Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Subscriber’s subscription for, purchase of, and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

3.18 The Subscriber acknowledges that the purchase price per Share to be sold in this offering was set by the Company without a valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

4. Indemnification. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the Purchase. The Subscriber agrees to indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, employees, agents and representatives, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

5. No Advisory Relationship. The Subscriber acknowledges and agrees that the purchase and sale of the Shares pursuant to this Agreement is an arms-length transaction between the Subscriber and the Company. The Company is not acting as the Subscriber’s agent or fiduciary in connection with the Purchase. The Company has not provided the Subscriber with any legal, accounting, regulatory or tax advice with respect to the Shares, and the Subscriber has consulted his, her or its own respective legal, accounting, regulatory and tax advisors to the extent the Subscriber has deemed appropriate.

6. Bankruptcy. In the event that the Subscriber files or enters a bankruptcy, insolvency or other similar proceeding, the Subscriber agrees to use his, her or its best efforts to avoid the Company being named as a party or otherwise involved in the proceeding. Furthermore, this Agreement shall be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) the Subscriber be allowed by the Company to return any part of the Shares to the Company for a refund or (ii) the Company be mandated or ordered to redeem or withdraw any part of the Shares held or owned by the Subscriber.

7. Shares Not Certificated. It is understood that the Preferred Shares are not certificated, nor will the Subscriber have the right to request certificates evidencing the Preferred Shares.

8. Consent to Electronic Delivery.

8.1 The Subscriber hereby agrees that the Company may deliver all SEC reports, including offering circulars, exhibits, supplements, legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information, notices and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment required or permitted to be provided to the Subscriber with respect to the Shares or hereunder, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from the Company electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or the Company’s rights, obligations or services under this Agreement (each, a “Disclosure”). This consent to electronic notification shall explicitly extend to any notices required by the Bylaws or under Virginia law. The decision to do business with the Company electronically is the Subscriber’s decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

8.2 The Subscriber’s consent to receive Disclosures and transact business electronically, and the Company’s agreement to do so, applies to any transactions to which such Disclosures relate.

8.3 Before the Subscriber decides to do business electronically with the Company, the Subscriber should consider whether he, she or it has the required hardware and software capabilities described below.

8.4 In order to access and retain Disclosures electronically, the Subscriber must satisfy the following computer hardware and software requirements: access to the Internet; an e-mail account and related software capable of receiving e-mail through the Internet.

8.5 The Subscriber agrees to keep the Company informed of any change in the Subscriber’s e-mail or home mailing address. If the Subscriber’s registered e-mail address changes, the Subscriber must notify the Company of the change by sending an e-mail to invest@7einvestments.com. The Subscriber also agrees to update the Subscriber’s registered residence address and telephone number on file with the Company if they change. The Subscriber will print a copy of this Agreement for his, her or its records, and the Subscriber agrees and acknowledges that the Subscriber can access, receive and retain all Disclosures electronically sent via e-mail.

9. Limitations on Damages. IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

11. Miscellaneous Provisions.

11.1 This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Virginia.

11.2 INTENTIONALLY OMITTED.

11.3 All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber in the records of the Company (or provided to the Company on the signature page hereto). The Subscriber shall send all notices or other communications required to be given hereunder to the Company via e-mail to invest@7einvestments.com, with a copy to be sent concurrently via prepaid certified mail to: CWS Investments, 5242 Port Royal Rd #1785, Springfield VA 22151 Attention: Christopher Seveney. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery).

11.4 INTENTIONALLY OMITTED.

11.5 The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

11.6 Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

11.7 If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall otherwise be enforceable in accordance with its terms.

11.8 In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement or enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses and costs of appeal, if any.

11.9 This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth the terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between the Company and the Subscriber with respect to the subject matter hereof.

11.10 This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11.11 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

11.12 Except as otherwise expressly set forth herein, the parties acknowledge that there are no third party beneficiaries of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

The undersigned, desiring to purchase Preferred Stock of CWS Investments, Inc. by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

The Subscriber is:

____ an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in Appendix A attached hereto;

or

____ the amount set forth in paragraph (b) below (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income for all investments in this offering.

The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as follows:

Name of Subscriber:

Signature of Subscriber:

If not an individual, relationship to Subscriber:

Type of Ownership (for individuals) (check one):	Individual
Joint Tenant
Tenants in Common
Community Property

Address:

Email:
Phone:
Taxpayer ID:

Company Acceptance

The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

CWS Investments, Inc.

By:
Date		Christopher Seveney, President